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                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-90302) of Marvel Entertainment Group, Inc. and the related Prospectus and the Registration Statement (Form S-8 No. 33-94448) pertaining to the Marvel Entertainment Group, Inc. Amended and Restated Stock Option Plan, of our report dated April 14, 1998 with respect to the consolidated financial statements and schedule of Marvel Entertainment Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                             Ernst & Young LLP








New York, New York
April 14, 1998